UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Cooper Cameron Corporation met on February 15, 2006, and awarded annual bonuses for the Chief Executive Officer and other executive officers. These bonuses are awarded and paid in accordance with the Company’s Management Incentive Compensation Plan ("MICP"). At the beginning of 2005, the Committee set the MICP performance targets for annual bonuses to be paid for 2005 performance. The Committee, composed entirely of independent members of the Board of Directors, met in Executive Session and approved a cash bonus for 2005 for Sheldon Erikson in accordance with the previously established MICP 2005 performance objectives in the amount of $1,720,000. The Committee also approved cash bonuses for 2005 in accordance with the previously established MICP 2005 performance objectives for Franklin Myers, Jack B. Moore, William C. Lemmer and Robert J. Rajeski in the amount of $456,000, $317,295, $300,000, and $308,000, respectively.

The Compensation Committee also had established in 2004 a restricted cash program with actual awards based on the same performance goals as the MICP 2005 performance objectives. The value of the award was to be and was determined at the same time as the 2005 annual bonus was determined, and was and is equal to the value of the earned annual bonus award. As in the case of the MICP bonus plan award , the executive officers had the opportunity to earn between zero and 200% of their target award. Under this restricted cash program, on February 15, 2006 the Compensation Committee approved restricted cash awards for the Chief Executive Officer and other executive officers in the following amounts: Sheldon Erikson $1,720,000; Franklin Myers $456,000; Jack Moore $317,295; William Lemmer $300,000; and Robert Rajeski $308,000. The restricted cash awards are vested and paid out in annual increments of 25%, 25% and 50%, beginning in 2006.

At the beginning of each year, the Compensation Committee approves the MICP annual bonus performance targets for the upcoming year. The 2006 performance objectives which were approved by the Committee on February 16, 2006, are earnings per share and cash flow for Messrs. Erikson, Myers and Lemmer, and earnings before taxes for Messrs. Moore and Rajeski. The actual awards will vary based on the Company’s or division’s performance against these objectives based on each executive officer achieving from 87% to 120% (for Messrs. Moore and Rajeski) and from 88% to 125% (for Messrs. Erikson, Myers and Lemmer) of their specific performance goals.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2006, John D. Carne was elected a senior vice president of the Company. A press release announcing the elected is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 99.1 Press Release of Cooper Cameron Corporation, dated February 16, 2006 -- John D. Carne Elected Senior Vice President of Cooper Cameron.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

February 21, 2006	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cooper Cameron Corporation, dated February 16, 2006 -- John D. Carne Elected Senior Vice President of Cooper Cameron